Exhibit 99.1

Nashville Hotel Group, LLC
Courtyard Nashville Downtown

Financial Report
Years Ended December 31, 2014 and 2013

Contents

Independent Auditor's Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Members' Equity (Deficit)	4

Statements of Cash Flows	5

Notes to Financial Statements	6-9

Independent Auditor's Report

To the Members of
Nashville Hotel Group, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Nashville Hotel Group, LLC, which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations, changes in members’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Nashville Hotel Group, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey, LLC
Chicago, Illinois
July 16, 2015

Nashville Hotel Group, LLC

Balance Sheets
December 31, 2014 and 2013
	2014	2013
Assets
Investment in hotel property, net	$14,115,376	$14,591,606
Cash and cash equivalents	2,016,463	788,873
Restricted cash	1,425,157	1,146,369
Accounts receivable	311,765	208,481
Due from affiliates	262,538	313,203
Deferred financing costs, net	64,962	84,951
Prepaid expenses and other assets	126,670	127,773

	$18,322,931	$17,261,256

Liabilities and Members' Equity (Deficit)
Mortgage payable	$15,756,359	$16,128,682
Accounts payable and accrued expenses	277,840	236,350
Advance deposits	61,401	92,844
Accrued property taxes	339,714	339,714
Accrued excise and franchise tax	21,562	118,345
Deferred rent liability	727,339	737,365
	17,184,215	17,653,300

Members' equity (deficit)	1,138,716	(392,044)

	$18,322,931	$17,261,256

See Notes to Financial Statements.

Nashville Hotel Group, LLC

Statements of Operations
Years Ended December 31, 2014 and 2013
	2014	2013
Revenue:
Rooms	$12,287,831	$10,657,016
Food and beverage	896,614	941,749
Other hotel income	371,685	378,870
	13,556,130	11,977,635
Expenses:
Rooms	1,682,582	1,563,570
Food and beverage	637,697	609,977
Other hotel expense	29,145	31,419
Administrative and general	893,260	792,816
Sales and marketing	759,542	675,201
Property taxes and other	349,837	354,340
Rent expense	375,299	366,783
Insurance	53,085	42,969
Utilities	347,431	294,704
Repairs and maintenance	275,914	283,173
Management fees	2,254,402	1,825,615
Depreciation	927,356	916,158
	8,585,550	7,756,725

Income from operations	4,970,580	4,220,910

Other (income) expenses:
Interest income	(343)	(659)
State franchise and excise tax	331,217	288,754
Interest expense	888,957	909,084
Interest expense - amortization of deferred financing costs	19,989	19,989
	1,239,820	1,217,168

Net income	$3,730,760	$3,003,742

See Notes to Financial Statements.

Nashville Hotel Group, LLC

Statements of Changes in Members' Equity (Deficit)
Years Ended December 31, 2014 and 2013

Balance, January 1, 2013	$554,214

Distributions	(3,950,000)

Net income	3,003,742

Balance, December 31, 2013	(392,044)

Distributions	(2,200,000)

Net income	3,730,760

Balance, December 31, 2014	$1,138,716

See Notes to Financial Statements.

Nashville Hotel Group, LLC

Statements of Cash Flows
Years Ended December 31, 2014 and 2013
	2014	2013

Cash Flows from Operating Activities
Net income	$3,730,760	$3,003,742
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	927,356	916,158
Amortization of deferred financing costs	19,989	19,989
Deferred rent liability	(10,026)	3,929
Changes in:
Accounts receivable	(103,284)	46,531
Prepaid expenses and other assets	1,103	(1,190)
Due from affiliates	50,665	(197,601)
Accounts payable and accrued expenses	41,490	28,370
Accrued property taxes	-	(1,767)
Accrued excise and franchise taxes	(96,783)	73,713
Advance deposits	(31,443)	69,444
Net cash provided by operating activities	4,529,827	3,961,318

Cash Flows from Investing Activities
Additions to hotel operating property	(451,126)	(268,642)
Restricted cash	(278,788)	634,715
Net cash (used in) provided by investing activities	(729,914)	366,073

Cash Flows from Financing Activities
Payments of mortgage payable	(372,323)	(352,196)
Member capital distributions	(2,200,000)	(3,950,000)
Net cash used in financing activities	(2,572,323)	(4,302,196)

Increase in cash and cash equivalents	1,227,590	25,195

Cash and cash equivalents:
Beginning of year	788,873	763,678

End of year	$2,016,463	$788,873

Supplemental Disclosure of Cash Flow Information
Interest paid	$890,684	$910,720

See Notes to Financial Statements.

Nashville Hotel Group, LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
Nashville Hotel Group, LLC (the Company), a South Carolina limited liability company, was formed on April 26, 1996, for the purpose of acquiring, developing and operating the Courtyard Nashville Downtown (the Hotel), a 192 room select-service hotel located in the Printers Alley Historic District of Nashville, Tennessee. Pursuant to the terms of the Limited Liability Company Agreement and all amendments (the Agreement), the Company will terminate on December 31, 2071, or an earlier date as provided for in the Agreement.

At December 31, 2014 and 2013, the Company’s members include Schaedale Worthington Hyde Properties, L.P. with a 99 percent membership interest (the Managing Member) and Marriott Hotel Services, Inc. with a 1 percent membership interest (collectively the Members). All profits, losses, distributions and contributions are allocated in accordance with the Members’ Percentage Interests in accordance with the Agreement.

On May 1, 2015, the Hotel was sold to an unaffiliated third party (Note 8).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.  The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes the Hotel is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements as well as funding tax and insurance escrows.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write offs, collections and current credit conditions.  At December 31, 2014 and 2013, there was no allowance for doubtful accounts.

Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment are stated at cost.  Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 10 years for building improvements,10 years for land improvements, and 3 to 10 years for furniture, fixtures, and equipment.

Nashville Hotel Group, LLC

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Impairment of long lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset.  If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the years ended December 31, 2014 and 2013.

Deferred financing costs: Deferred finance fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage, and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed, as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer.  The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Income taxes: The Company has elected to be taxed as a limited liability company treated as a partnership and as such does not pay federal income taxes on its taxable income. Instead, the Members are liable for federal income taxes that result from the taxable income generated from its investments. The State of Tennessee subjects certain limited liability companies to a franchise and excise (income) tax at the entity level. The Company is subject to this tax and for the years ended December 31, 2014 and 2013, this amounted to $331,217 and $288,754, respectively.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the years ended December 31, 2014 and 2013, the Company has determined that there are no material uncertain income tax positions.

With a few exceptions, the Company is no longer subject to income tax examinations by taxing authorities for years before 2011.

Nashville Hotel Group, LLC

Notes to Financial Statements

Note 3.	Investment in Hotel Property
At December 31, 2014 and 2013, investment in hotel property consists of the following:

	2014	2013

Land	$1,807,949	$1,807,949
Buildings and improvements	21,712,983	21,586,960
Furniture, fixture and equipment	4,110,653	4,096,826
Construction in progress	311,276	-
	27,942,861	27,491,735
Less accumulated depreciation	(13,827,485)	(12,900,129)
Investment in hotel property, net	$14,115,376	$14,591,606

Note 4.	Mortgage Note Payable
On April 28, 2011, the Company entered into an amended and restated mortgage loan agreement with an aggregate principal balance of $17,000,000. The loan requires monthly payments of interest and principal of $105,107 and a balloon payment of any remaining unpaid principal and accrued interest at the maturity date of May 1, 2018. The note bears interest at 5.57 percent and was collateralized by a mortgage on the Hotel. The Company may only prepay the mortgage for any month in entirety after the 49th month following the loan funding pursuant to the terms of the mortgage loan agreement. At December 31, 2014 and 2013, the balance on the mortgage note payable was $15,756,359 and $16,128,682, respectively.

The future minimum payments of the mortgage note payable are as follows:

2015	$393,599
2016	416,091
2017	439,868
2018	14,506,801
$15,756,359

In connection with the sale of the property to an unrelated third party (Note 8), the outstanding balance of the mortgage loan had been repaid in its entirety.

Note 5.	Related Party Transactions
The Company entered into an agreement with Marriott International Inc. (Marriott), an affiliate of one of the Members, to perform property management (the Marriott Agreement) and other services for the Hotel. Commencing with the acquisition of the Hotel, the initial term of the Marriott Agreement is through 2028 with one automatic renewal for 10 additional years. Pursuant to the terms of the Marriott Agreement, a base annual management fee of 7 percent of gross operating revenues of the Hotel, as defined in the Marriott Agreement and an incentive fee as calculated per the terms of the Marriott Agreement are required. For the years ended December 31, 2014 and 2013, the Company incurred $948,928 and $838,435, respectively, of base management fees. For the years ended December 31, 2014 and 2013, the Company incurred $1,305,474 and $987,180, respectively, of incentive management fees.

Nashville Hotel Group, LLC

Notes to Financial Statements

Note 6.	Commitments and Contingencies
The Company has two noncancelable leases for the parking facility attached to the Hotel through 2028. Under these provisions, future minimum lease commitments are as follows as of December 31, 2014:

Year Ending December 31,

2015	$372,000
2016	372,000
2017	372,000
2018	390,000
2019	408,000
Thereafter	3,718,000
$5,632,000

Both leases provide for annual rent that increases on every 5th Anniversary based on the increase in the Consumer Price Index (CPI) for the immediately preceding 5 years. For financial statement purposes, rent expense is being recorded on a straight-line basis over both lease terms. Accordingly, at December 31, 2014 and 2013, a deferred rent liability of $727,339 and $737,365, respectively, are included in the accompanying balance sheets and results from the excess of straight-line rent over the amounts payable pursuant to the leases. Rent expense under these leases, including escalations as described above, amounted to approximately $362,000 and $321,000, respectively, for the years ended December 31, 2014 and 2013 and are included within rent expense within the accompanying statements of operations.

Note 7.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

Note 8.	Subsequent Event
On February 13, 2015, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $57,900,000. The sale of the Hotel was completed on May 1, 2015. In connection with the sale, the acquirer paid off any existing amounts due under the mortgage note payable. Marriott was retained to manage and operate the Hotel.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through July 16, 2015, the date the financial statements were available to be issued.